Exhibit 99.1

2016 Third Quarter Results Investor Presentation

This communication contains certain “forward-looking statements” about PacWest Bancorp (the “Company”) and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our allowance for loan and lease losses, credit trends, deposit growth, profitability, capital management, including reducing excess capital, and operating expenses. All statements contained in this communication that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation: higher than anticipated delinquencies, charge-offs and loan and lease losses; reduced demand for our services due to strategic or regulatory reasons; changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services; credit quality deterioration or pronounced and sustained reduction in market values or other economic factors which adversely affect our borrowers’ ability to repay loans and leases and/or require an increased provision for loan and lease losses; compression of the net interest margin due to changes in our interest rate environment, loan products, spreads on newly originated loans and leases and/or asset mix; the impact of asset/liability repricing risk and liquidity risk on net interest margin and the value of investments; higher than anticipated increases in operating expenses; increased costs to manage and sell foreclosed assets; the need to retain capital for strategic or regulatory reasons; the financial performance of the Company; increased litigation; increased asset workout or loan servicing expenses; higher compensation costs and professional fees to retain and/or incent employees; our ability to complete future acquisitions and to successfully integrate such acquired entities or achieve expected benefits, synergies and/or operating efficiencies within expected timeframes; changes in our stock price; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business and business strategies; and other risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements included in this communication are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law. Forward-Looking Statements

Company Overview 4 Third Quarter Highlights 8 Investment Securities 13 Loans and Leases 15 Credit Quality 25 Deposits 31 Net Interest Margin 34 Controlled Expenses 40 Acquisitions 43 Strong Franchise Value 46 Non-GAAP Measurements 50 Presentation Index

Company Overview

We are a commercial bank focused on core deposit growth paired with national lending and venture banking platforms NASDAQ traded (PACW) with a market capitalization of $5.3 billion (1) Average daily trading volume of 946,789 shares over the last year (1) Dividend: $2.00 per share, 4.60% yield (1) 5th largest publicly-traded bank headquartered in California with total assets of $21.3 billion, loans and leases of $14.7 billion and deposits of $15.6 billion at September 30, 2016 Profitable Growth – 3Q16 Highlights Net earnings of $93.9 million, ROAA of 1.77% and ROATE of 16.15% Industry leading tax equivalent NIM of 5.26% Loan and lease production of $1.1 billion ($2.8 billion YTD) Core deposit growth of $599 million $12.0 billion of core deposits with total cost of deposits of 19 basis points for 3Q16 NPAs at 1.28% of total loans and leases and foreclosed assets Efficiency ratio of 40.1% Experienced acquirer with 28 bank and finance company acquisitions since 2000 Analyst coverage: BMO Capital Markets, D.A. Davidson & Co., FIG Partners, FBR & Co., JMP Securities, Keefe, Bruyette & Woods, Piper Jaffray, Sandler O’Neill & Partners, Stephens Inc., Wells Fargo Securities (1) As of October 26, 2016 Company Overview

Business Model Community Banking National Lending Venture Banking Pacific Western Bank Pacific Western Bank Brand Attractive branch network with 79 full service branches: 76 in Southern California 3 in San Francisco Bay area Offers a full suite of deposit products and services, including on-line banking Focused on business lending products, including commercial real estate Limited consumer loan offerings Borrower relationships generally include a deposit account Efficient deposit model with average branch size of $196 million CapitalSource Brand Diversified by loan and lease type, geography and industry Asset-Based Lending (ABL) Lender Finance & Timeshare, Equipment Financing, Healthcare & General ABL Cash Flow Lending Technology, Healthcare and Security Commercial Real Estate General, Multifamily, SBA, Healthcare and Construction Focus on small to middle market businesses Expertise in niche segments limits new competitors Borrower relationships may include deposit accounts and treasury services Square 1 Bank Brand Offices located in key innovative hubs across the United States Offers a comprehensive suite of financial services for venture-backed companies and their venture capital and private equity investors Five banking groups: Technology, Life Sciences, Equity Funds Group, Structured Finance, Specialty Finance Provides comprehensive treasury management solutions, including credit cards, and international-related products and services to clients Borrower relationships almost always include a deposit account Operates Square 1 Asset Management (registered investment advisor)

Source: SNL Financial and FactSet Research Systems; Market data as of 9/30/2016. Note: KBW Regional Bank Index (KRX) includes 50 institutions with a median market cap of $3.1 billion as of 9/30/2016; median weighted by market capitalization. Five Year Total Return

Third Quarter Highlights

See “Non-GAAP Measurements” slides Adds back the unamortized purchase discount on Non-PCI loans to the loan balance and the allowance for credit losses (see page 30 for calculation) Third Quarter Highlights Robust Earnings Net earnings of $93.9 million EPS of $0.77 ROAA and ROATE of 1.77% and 16.15% Industry Leading Net Interest Margin Tax equivalent (“TE”) NIM: Reported: 5.26% Core: 5.08% (1) Low Efficiency Ratio Efficiency ratio of 40.1% Average branch size of $196 million in deposits Noninterest expense to average assets of 2.09% Profitable Deposit Base Total cost of deposits of 19 bps $599 million net core deposit growth Substantial core deposit growth from Square 1 Bank Division Loan and Lease Production and Credit Quality Loan and lease production of $1.1 billion NPA to total loans and leases and foreclosed assets, excluding PCI loans, of 1.27% Non-PCI credit loss allowance of 1.05% and adjusted credit loss allowance of 1.41% (2) Non-PCI net charge-off rate of 4 bps for trailing twelve months Strong Capital Levels Tangible common equity ratio of 12.19% (1) CET1 and total capital ratios of 12.83% and 16.18% Tangible book value per share of $19.12 (1)

See “Non-GAAP Measurements” slides. . Financial Highlights ? ($ in millions) 3Q16 2Q16 Q / Q Total Assets 21,315 $ 21,147 $ 1% Loans and Leases, net 14,743 $ 14,641 $ 1% Total Deposits 15,646 $ 15,148 $ 3% Core Deposits 12,011 $ 11,412 $ 5% Net Earnings 93.9 $ 82.2 $ 14% Earnings Per Share 0.77 $ 0.68 $ 13% ROAA 1.77% 1.57% 0.20 ROATE 16.15% 14.61% 1.54 Tangible Common Equity Ratio 12.19% 12.12% 0.07 Tangible Book Value Per Share 19.12 $ 18.83 $ 2% Core Net Interest Margin (TE) (1) 5.08% 5.11% -0.03 Efficiency Ratio 40.12% 40.61% -0.49

Solid Earnings Track Record ($ in millions, except EPS) 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 Net Earnings 73.1 $ 85.1 $ 69.6 $ 71.8 $ 90.5 $ 82.2 $ 93.9 $ Diluted EPS 0.71 $ 0.83 $ 0.68 $ 0.60 $ 0.74 $ 0.68 $ 0.77 $ $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 EPS Millions Net Earnings Diluted EPS

Solid Capital Position – 3Q16


TCE / TA
12.24% 12.20% 12.01% 12.10% 12.21% 11.38% 11.87% 12.12% 12.19%
8.54% 8.39% 8.44% 8.59% 8.67% 8.54% 8.77% 8.68% 8.44%
2014Q3 2014Q4 2015Q1 2015Q2 2015Q3 2015Q4 2016Q1 2016Q2 2016Q3
PACW
Median Banks $15-$25B


T1 Leverage
12.17% 12.34% 11.74% 11.96% 12.04% 11.67% 11.51% 11.92% 12.13%
9.61% 9.61% 9.42% 9.56% 9.29% 9.16% 8.99% 9.06% 9.00%
2014Q3 2014Q4 2015Q1 2015Q2 2015Q3 2015Q4 2016Q1 2016Q2 2016Q3
PACW
Median Banks $15-$25B


Total Capital
16.24% 16.07% 15.80% 16.53% 16.32% 15.65% 15.96% 16.08% 16.18%
14.30% 14.06% 13.62% 13.63% 13.44% 13.20% 13.16% 13.09% 12.41%
2014Q3 2014Q4 2015Q1 2015Q2 2015Q3 2015Q4 2016Q1 2016Q2 2016Q3
PACW
Median Banks $15-$25B


CET1
12.27% 12.87% 12.74% 12.58% 12.63% 12.72% 12.83%
10.93% 10.94% 10.75% 10.68% 10.64% 10.67% 10.41%
CET1 ratio effective 1/1/2015
2014Q3 2014Q4 2015Q1 2015Q2 2015Q3 2015Q4 2016Q1 2016Q2 2016Q3
PACW
Median Banks $15-$25B

PacWest Bancorp

Source: SNL Financial using data as of 10/26/16
Note: 2015 & 2016 regulatory capital ratios calculated under Basel III

Third Quarter 2016 | PACW | p. 12

Investment Securities

3.22% overall portfolio tax equivalent yield (2) (1) Fair value (2) Yield is for 3Q16 Investment Portfolio Average Life and Effective Duration Municipal Securities Composition Diversified Investment Portfolio Collateralized Loan Obligations, $156.6mm, 5% SBA Securities, $187.3mm, 6% Agency Residential MBS, $528.9mm, 16% Agency Residential CMOs, $157.2mm, 5% Agency Commercial MBS, $531.3mm, 16% Private CMOs, $138.6mm, 4% Municipal Securities, $1,522.5mm, 45% Other, $118.8mm, 3% $3.3 Billion Total Portfolio (1) S&P Ratings % Total Issue Type % Total AAA 13% G.O. Limited 6% AA 83% G.O. Unlimited 48% A 2% Revenue 46% Other 2% 100% 100% Municipal Securities 6.1 6.0 6.1 6.0 6.1 4.8 5.0 4.6 4.6 4.7 0 1 2 3 4 5 6 7 8 9/30/2015 12/31/2015 3/31/2016 6/30/2016 9/30/2016 Years Average Life Effective Duration

Loans and Leases

Diversified Loan and Lease Portfolio ($ in millions) $ Mix $ Mix Lender Finance & Timeshare 1,655 $ 11% 1,495 $ 12% Equipment Finance 671 5% 895 7% Healthcare Asset-Based 174 1% 206 2% Other Asset-Based 744 5% 681 5% Total Asset-Based 3,244 22% 3,277 26% Technology Cash Flow 1,097 7% 950 8% Healthcare Cash Flow 752 5% 809 6% Security Cash Flow 417 3% 466 4% General Cash Flow 542 4% 486 4% Total Cash Flow 2,808 19% 2,711 22% Commercial Real Estate 2,899 20% 2,970 24% Healthcare Real Estate 960 7% 1,140 9% Income Producing Residential 1,071 7% 992 8% Construction and Land 834 6% 375 3% Small Business 468 3% 402 3% Owner-Occupied Residential 171 1% 185 1% Total Real Estate 6,403 43% 6,064 49% Venture Capital 1,767 12% - - Other 521 4% 400 3% Total Loans (1) 14,743 $ 100% 12,452 $ 100% (1) Net of deferred fees and costs 9/30/2016 9/30/2015 Lender Finance & Timeshare Equipment Finance Healthcare Asset - Based Other Asset - Based Technology Cash Flow Healthcare Cash Flow Security Cash Flow General Cash Flow Commercial Real Estate Healthcare Real Estate Income Producing Residential Construction and Land Small Business Owner - Occupied Residential Venture Capital Other As of September 30, 2016

Diversified Loan and Lease Portfolio

Cash Flow Loan Portfolio Overview

Overview

- Our CapitalSource Division has dedicated groups that work with private equity sponsor firms throughout the US to provide senior debt financing to mature and profitable companies (Cash Flow lending).
  - All Cash Flow loans are senior debt obligations (other lenders may provide subordinate or mezzanine financing)
  - Average loan size of approximately $20 million
  - Approximately 50% of Cash Flow loans are Shared National Credits (see page 19)
- Since 2010, the principal focus of Cash Flow lending has been *Healthcare*, *Technology*, and *Security Monitoring*; lending to industries with high historical loss experience was either discontinued entirely (Media) or substantially reduced (General).
  - General Cash Flow lending now focuses on businesses that have substantial market shares, with barriers to entry, and are supported by proven equity sponsors.

	Originations		Aggregate Loss %	
	2001-2008	2009-2015	2001-2008	2009-2015
Healthcare	12%	31%	2.4%	0.5%
Technology	6%	42%	0.2%	0.2%
Security	7%	11%	-	-
General	65%	16%	7.1%	-
Media	10%	-	13.0%	-
Total Cash Flow loans	100%	100%	7.1%	0.2%

Leveraged Lending Commitments Originated 2010-2016 $5.8 Billion


Became Classified, $480mm
Non-classified, $5.3 Billion

Outcome or Status of Commitments that Became Classified $480 Million


Repaid w/o Loss, $212mm
Upgraded, $32mm
Resolved w/ Loss, $25mm ($4.3mm Loss)
Still Classified, $211mm

Leveraged Lending Commitments Originated By Leverage Multiple*


≥ 6x EBITDA, 26%
< 6x EBITDA, 74%

Total Cash Flow Portfolio By Risk Rating


Classified, 6.7%
Non-classified, 93.3%

* Measured on a fully-funded basis at closing and shown as a % of commitments originated.

PacWest Bancorp
Third Quarter 2016 | PACW | p. 18

SNCs are not a line of business. SNC relationships are included in business line balances. SNCs are facilities greater than $20 million shared by three or more federally supervised financial institutions. Approximately 117 borrowers. Adhere to same credit underwriting standards as the rest of loan book. No energy-related loans. At September 30th, no loans on nonaccrual and $64 million (3%) adversely classified. Shared National Credit (SNC) Relationships Communications, $222mm, 10% Consumer Finance, $171mm, 7% Healthcare, $685mm, 30% Management Consulting, $81mm, 4% Manufacturing, $127mm, 6% Other, $151mm, 7% Security, $143mm, 6% Technology, $597mm, 26% Transportation, $97mm, 4% $2.3B of Loans at 9/30/2016

Our CapitalSource Division has been an active, disciplined Healthcare CRE lender since 2001 From 2001 to 2015, the CapitalSource Division originated over $4.8 billion of Healthcare CRE loans with total aggregate losses of only $33.3 million (69 bps) 72% of our Healthcare CRE portfolio is secured by skilled nursing facilities Underwriting discipline includes: Lending at a conservative ratio of loan-to-value The facility-level underwritten projected “debt yield” (net operating income ÷ first lien debt) generally exceeds 15% Focus on experienced and reputable sponsors and operators On-staff licensed nursing home administrator to evaluate clinical compliance and quality of care Use of market per-bed or per-unit valuation trends and caps in conjunction with appraised values and underwritten values Analysis of payor mix and state and federal revenue sources to monitor cash flows Healthcare CRE Loans - $960 Million as of 9/30/2016 Non - classified, 93% Classified, 7% (4 loans) Total Healthcare CRE Portfolio By Risk Rating SNF, $689mm Assisted living, $152mm Continuing care, $78mm Hospital & Medical Office, $26mm Other, $15mm Total Healthcare CRE Portfolio By Property Type CA, $80mm PA, $94mm FL, $117mm NJ, $35mm VA, $76mm TX, $38mm IL, $24mm MD, $39mm NY, $30mm Other, $156mm SNF Loans By State

CapitalSource Transition from Finance Company to a Bank

CapitalSource Credit Profile: Lessons Learned and Changes Implemented

- CapitalSource experienced elevated losses on loans originated between 2003 and 2008.
  - 7.5% cumulative losses on $24 billion of originations, the substantial majority from lending products which were subsequently discontinued
- During 2008–09, a transformative de-risking effort was launched that included executive management changes, formation of an FDIC-insured bank subsidiary and significant adjustments to lending practices.
  - Management changes included the promotion of Jim Pieczynski to CEO in 2010
  - CapitalSource Bank adopted new bank-standard lending policies appropriate for an FDIC-insured institution
    - Lending products that comprised nearly two-thirds of the aggregate losses were discontinued, including:
      - Subprime residential mortgage
      - Media and retail cash flow loans
      - Resort vacation club loans
      - Second lien/mezzanine CRE
      - Land loans
      - Construction loans (other than SBA)[1]
    - Other lending product standards were adjusted:
      - Limited general cash flow lending to selected industries and borrowers with strong market share, barriers to entry and support of proven equity sponsors
      - Focused CRE lending on stabilized cash-flowing collateral
      - Narrowed focus of Lender Finance group
- Added new lower-risk lending products, including SBA, multifamily, equipment and life insurance premium finance.
- Of the $24 million originated from 2003 to 2008, approximately $402 million remains outstanding with $0.2 million classified as of September 30, 2016.

[1] The CapitalSource Division reintroduced this product in 2015.

2003 - 2008 CapitalSource Division Originations ($24 Billion)



Unchanged Products, 33%
Adjusted Products, 34%
Eliminated Products, 33%

Cumulative Losses ($1.8 Billion)



Adjusted Products, 33%
Unchanged Products, 4%
Eliminated Products, 63%

PacWest Bancorp

Third Quarter 2016 | PACW | p. 21

Loan and Lease Production of $1.1 Billion in 3Q16 ($ in millions) Production Payoffs Net Change Rate on Production 3Q16 1,072 $ 933 $ 139 $ 5.11% 2Q16 931 720 211 4.82% 1Q16 842 665 177 4.89% 4Q15 1,404 910 494 5.29% 3Q15 1,071 630 441 5.16% $1,071 $1,404 $842 $931 $1,072 $630 $910 $665 $720 $933 4.0% 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% $0.0 $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 $1.4 $1.6 Q3 Q4 Q1 Q2 Q3 2015 2016 Avg. Rate on Production Billions Production Payoffs Avg Production Avg Payoffs Rate on Production

Production by Industry / Loan Type ($ in millions) 3Q16 2Q16 1Q16 4Q15 Totals Healthcare Asset-Based - $ - $ 5.3 $ 10.9 $ 16.2 $ Equipment Finance 96.3 14.2 80.2 106.6 297.3 Lender Finance and Timeshare 12.2 87.3 40.4 152.0 291.9 Other Asset-Based 102.8 61.3 75.3 47.5 286.9 Asset-Based 211.3 162.8 201.2 317.0 892.3 General Cash Flow 49.8 31.5 10.7 19.1 111.1 Technology Cash Flow 124.0 100.7 37.9 136.8 399.4 Healthcare Cash Flow 36.2 25.3 102.0 97.8 261.3 Security Cash Flow 29.0 - 20.9 0.1 50.0 Cash Flow 239.0 157.5 171.5 253.8 821.8 Commercial Real Estate 153.7 172.8 116.0 229.0 671.5 Multifamily and Residential 163.2 104.2 99.9 121.4 488.7 Construction and Land 29.2 77.6 79.7 158.3 344.8 Healthcare Real Estate 9.6 19.0 53.4 193.5 275.5 Small Business 16.8 18.1 7.4 38.4 80.7 Real Estate 372.5 391.7 356.4 740.6 1,861.2 Venture Capital 154.2 89.0 84.7 56.5 384.4 Other 94.9 130.4 28.3 35.7 289.3 Total 1,071.9 $ 931.4 $ 842.1 $ 1,403.6 $ 4,249.0 $

Impact of Rising Rates on the Loan and Lease Portfolio Cumulative Amount of Loans Rate Increase Needed to Reprice ($ in millions) $10,381 1 to 100 bps $10,574 101 to 200 bps $10,792 > 200 bps Repricing of Variable Rate Loans Amount % ($ in millions) 1-month LIBOR 5,133 $ 2-month LIBOR 27 3-month LIBOR 1,876 6-month LIBOR 618 12-month LIBOR 14 Total LIBOR-based Loans 7,668 66% Prime Rate 3,064 26% Other Index 942 8% Total Variable Loans 11,674 $ 100% Variable Rate and Hybrid Loans by Index $760 $690 $773 $1,789 1 Year 2 Years 3 Years > 3 Years Fixed/Hybrid Years to Maturity/Repricing ($ in Millions) 6,730 2,511 851 149 138 194 219 Immediate 1 to 25 Bps 26 to 50 Bps 51 to 75 Bps 76 to 100 Bps 101 to 200 Bps > 200 Bps Variable Rate Loans Lift Off of Loan Floors ($ in Millions) 1ML 3ML Prime Other Fixed Rate, 21% Variable Rate, 73% Hybrid, 6% Loan Portfolio by Repricing Type

Credit Quality

Classified loans and leases are those with a credit risk rating of substandard or doubtful Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded commitments Includes the remaining unamortized discount related to acquired loans (see page 30 for calculation) Non-PCI Credit Quality ($ in thousands) 3Q16 2Q16 1Q16 4Q15 Nonaccrual Loans and Leases $ 171,085 127,655 130,418 129,019 As a % of Loans and Leases % 1.16% 0.88% 0.91% 0.90% Nonperforming Assets $ 186,198 143,836 151,266 151,839 As a % of Loans and Leases & Foreclosed Assets % 1.27% 0.99% 1.05% 1.06% Classified Loans and Leases (1) $ 417,541 441,035 384,698 391,754 As a % of Loans and Leases % 2.84% 3.03% 2.68% 2.73% Credit Loss Provision $ 8,000 12,000 20,000 15,114 As a % of Average Loans and Leases (annualized) % 0.22% 0.34% 0.56% 0.43% TTM Net Charge-offs $ 6,480 5,837 4,038 7,526 As a % of Average Loans and Leases % 0.04% 0.04% 0.03% 0.06% Allowance for Credit Losses (ACL) (2) $ 154,070 149,944 138,376 122,268 As a % of Loans and Leases % 1.05% 1.03% 0.96% 0.85% Adjusted ACL (3) $ 207,111 215,335 217,137 214,460 As a % of Adjusted Loans and Leases (3) % 1.41% 1.47% 1.50% 1.49% Adjusted ACL / Nonaccrual Loans and Leases % 121.06% 168.69% 166.50% 166.23%

Key Credit Trends 0.82% 0.85% 0.96% 1.03% 1.05% 3Q15 4Q15 1Q16 2Q16 3Q16 Non - PCI ACL / Non - PCI Loans and Leases 0.04% 0.06% 0.03% 0.04% 0.04% 3Q15 4Q15 1Q16 2Q16 3Q16 Trailing 12 Months Net Charge - Offs To Average Non - PCI Loans and Leases 0.87% 0.90% 0.91% 0.88% 1.16% 3Q15 4Q15 1Q16 2Q16 3Q16 Non - PCI Nonaccrual Loans and Leases / Non - PCI Loans and Leases 1.14% 1.06% 1.05% 0.99% 1.27% 3Q15 4Q15 1Q16 2Q16 3Q16 Non - PCI NPAs / Non - PCI Loans and Leases and Foreclosed Assets

Non-PCI Nonaccrual Loan and Lease Detail

($ in thousands)	Nonaccrual Loans and Leases 9/30/2016 Balance	9/30/2016 % of Loan Category	6/30/2016 Balance	6/30/2016 % of Loan Category	Accruing and 30 -89 Days Past Due 9/30/2016 Balance	6/30/2016 Balance
Real estate mortgage:						
Commercial	$ 74,606	1.7%	$ 29,183	0.7%	$ 2,146	$ 2,126
Residential	5,089	0.4%	4,238	0.4%	-	171
Total real estate mortgage	79,695	1.5%	33,421	0.6%	2,146	2,297
Real estate construction and land:						
Commercial	1,245	0.2%	-	-	-	-
Residential	366	0.1%	368	0.1%	-	-
Total R.E. construction and land	1,611	0.2%	368	0.1%	-	-
Commercial:						
Cash flow	27,831	0.9%	38,146	1.3%	21	389
Asset-based	4,044	0.2%	1,986	0.1%	6,644	-
Venture capital	10,782	0.6%	1,088	0.1%	-	3,548
Equipment finance [(1)]	46,916	7.0%	52,432	8.1%	-	-
Total commercial	89,573	1.1%	93,652	1.2%	6,665	3,937
Consumer	206	0.1%	214	0.1%	-	-
Total	$ 171,085	1.2%	$ 127,655	0.9%	$ 8,811	$ 6,234

(1) Includes nonaccrual loans and leases to companies involved in the oil and gas industries of $40.3 million and $48.5 million at September 30, 2016 and June 30, 2016, respectively.

At September 30, 2016, the Company's ten largest Non-PCI loan relationships on nonaccrual status had an aggregate book balance of $145 million and represented 85% of total Non-PCI nonaccrual loans and leases.

PacWest Bancorp

Third Quarter 2016 | PACW | p. 28

Credit Exposure to the Oil & Gas Industry

	September 30, 2016			December 31, 2015		
($ in thousands)	Obligors	Amount	% of Total	Obligors	Amount	% of Total
Nonperforming	2	$ 40,262	39% [(1)]	3	$ 47,091	34%
Large, rated companies	2	41,410	41% [(2)]	2	50,972	37%
All others	10	20,058	20% [(3)]	19	39,262	29%
Total oil & gas support services	14	$101,730	100%	24	$137,325	100%

Comment:

(1) Includes one relationship of $39.9 million

(2) Borrowing entity or obligor contractual counterparty rated BB- or higher

(3) Average relationship balance of approximately $2.0 million

At September 30, 2016, we had 14 Non-PCI loan and lease relationships totaling $101.7 million to obligors associated with oil and gas industry support services representing less than 1% of total loans and leases. Substantially all these loans and leases are secured by equipment, such as drilling equipment and transportation vehicles, and are fully amortizing. At September 30, 2016, two relationships totaling $40.3 million were on nonaccrual status and were classified. Reserves related to our impaired oil and gas services industry exposure were 24% and reserves related to our total oil and gas services industry exposure were approximately 14% at September 30, 2016. Unfunded commitments related to the oil & gas portfolio total $21.6 million at September 30, 2016 and relate to three relationships governed with a borrowing base for A/R and inventory.

PacWest Bancorp

Third Quarter 2016 | PACW | p. 29

Allowance for Non-PCI Credit Losses - Adjusted

($ in millions)	3Q16	2Q16	1Q16
Loan and lease balance - Non-PCI	$ 14,686	$ 14,566	$ 14,366
Allowance for credit losses (ACL)	$ 154	$ 150	$ 138
Reported Non-PCI ACL Ratio	1.05%	1.03%	0.96%
ACL Ratio Adjusted to Add Back Unamortized Purchase Discount			
Loan and lease balance - Non-PCI	$ 14,686	$ 14,566	$ 14,366
Add: Unamortized purchase discount (1)	53	65	79
Adjusted loan and lease balance	$ 14,739	$ 14,631	$ 14,445
Allowance for credit losses	$ 154	$ 150	$ 138
Add: Unamortized purchase discount (1)	53	65	79
Adjusted allowance for credit losses	$ 207	$ 215	$ 217
Adjusted Non-PCI credit risk coverage ratio	1.41%	1.47%	1.50%
Allowance Ratio for Originated Non-PCI Loans and Leases			
Originated Non-PCI loans and leases	$ 10,073	$ 9,435	$ 8,897
Allowance for loan and lease losses (ALLL)	$ 93	$ 98	$ 91
ALLL ratio	0.93%	1.04%	1.02%

(1) GAAP Accounting distorts the ACL ratio. When unamortized purchase discount is added back, the adjusted Non-PCI coverage ratio is 1.41% at September 30, 2016. Unamortized purchase discount represents the acquisition date fair value adjustment based on market, liquidity and interest rate risk in addition to credit risk and is being accreted to interest income over the remaining life of the respective loans. Such discount relates to acquired loans and is assigned specifically to those loans only. Use of the interest method results in steadily declining amounts being taken to income in each reporting period. The remaining discount of $53.0 million at September 30, 2016 is expected to be substantially accreted to income by the end of 2018.

PacWest Bancorp

Third Quarter 2016 | PACW | p. 30

Deposits

Does not include $1.1 billion of client investment funds held at September 30, 2016. Deposit Detail Core: 77% Core: 56% ($ in millions) Deposit Category Amount % of Total Amount % of Total Noninterest-bearing demand deposits 6,522 $ 42% 3,509 $ 29% Interest checking deposits 1,185 8% 693 6% Money market deposits 3,532 22% 1,861 15% Savings deposits 772 5% 752 6% Total core deposits 12,011 77% 6,815 56% Brokered non-maturity deposits 1,082 7% 714 6% Total non-maturity deposits 13,093 84% 7,529 62% Time deposits under $100,000 1,180 7% 1,952 16% Time deposits of $100,000 and over 1,373 9% 2,635 22% Total time deposits 2,553 16% 4,587 38% Total deposits (1) 15,646 $ 100% 12,116 $ 100% September 30, 2016 September 30, 2015 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Brokered non - maturity deposits Time deposits under $100,000 Time deposits of $100,000 and over September 30, 2016 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Brokered non - maturity deposits Time deposits under $100,000 Time deposits of $100,000 and over September 30, 2015

Deposit Portfolio Includes brokered deposits of $355 million with a weighted average maturity of 6 months and a weighted average cost of 0.63%. $12.1 $15.7 $15.4 $15.1 $15.6 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.0 3.0 6.0 9.0 12.0 15.0 18.0 3Q15 4Q15 1Q16 2Q16 3Q16 Cost Balance ($ in Billions) Core Deposits Non-Core Deposits Cost of Interest-Bearing Deposits Cost of Total Deposits ($ in millions) Time Deposits Time Deposits Total Under $100,000 Time Contractual Time Deposit Maturities $100,000 Or More Deposits Rate Due in three months or less 403 $ 473 $ 876 $ 0.43% Due in over three months through six months 277 362 639 0.35% Due in over six months through twelve months 389 411 800 0.36% Due in over 12 months through 24 months 86 90 176 0.66% Due in over 24 months 25 37 62 0.77% Total 1,180 $ (1) 1,373 $ 2,553 $ 0.41% September 30, 2016

Net Interest Margin

See “Non-GAAP Measurements” slides Includes $12.1 million of accelerated discount accretion from the payoff of a nonaccrual PCI loan Source: SNL Financial using data as of 10/26/16 (1) Industry Leading Tax Equivalent (TE) Net Interest Margin (2) 5.44% 5.26% 5.50% 5.45% 6.00% 6.29% 5.82% 5.91% 5.95% 5.89% 5.46% 5.22% 5.53% 5.33% 5.26% 5.32% 5.25% 5.34% 5.35% 5.47% 5.79% 5.68% 5.57% 5.44% 5.33% 5.19% 5.10% 5.10% 5.11% 5.08% 5.23% 5.15% 5.11% 5.13% 5.28% 5.03% 5.10% 5.15% 5.11% 5.09% 5.00% 4.88% 4.93% 5.00% 4.98% 3.60% 3.68% 3.71% 3.69% 3.60% 3.64% 3.59% 3.53% 3.43% 3.43% 3.43% 3.42% 3.40% 3.38% 3.34% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 PACW Reported NIM PACW Core NIM (Excludes accelerated loan discount accretion) PACW Adjusted NIM (Excludes all purchase accounting impacts) Banks $15-$25B Reported NIM

Effect of Purchase Accounting on NIM ($ in millions) Impact on Impact on Amount NIM Amount NIM 239.5 $ 5.26% 238.7 $ 5.33% Less: - Accelerated accretion of acquisition discounts from early payoffs of acquired loans (8.2) (0.18%) (9.8) (0.22%) - Remaining accretion of Non-PCI loan acquisition discounts (6.0) (0.13%) (6.4) (0.14%) - Amortization of TruPS discount 1.4 0.03% 1.4 0.03% - Accretion of time deposits premium (0.1) (0.00%) (0.2) (0.00%) (12.9) (0.28%) (15.0) (0.33%) 226.6 $ 4.98% 223.7 $ 5.00% Net interest income/NIM as reported (TE) Net interest income/NIM (TE) - excluding purchase accounting September 30, 2016 June 30, 2016 Three Months Ended Three Months Ended

See “Non-GAAP Measurements” slides Includes $12.1 million of accelerated discount accretion from the payoff of a nonaccrual PCI loan Source: SNL Financial using data as of 10/26/16 Higher Loan Yields From Disciplined & Diversified Lending Core Loan Yield(1) Excludes Accelerated Discount Accretion from Early Payoffs of Acquired Loans (2)

Source: SNL Financial using data as of 10/26/16 Deposit Franchise: 3Q16 Deposit Cost of 19 Basis Points 0.23% 0.17% 0.12% 0.11% 0.09% 0.26% 0.30% 0.34% 0.36% 0.37% 0.33% 0.24% 0.23% 0.20% 0.19% 0.38% 0.36% 0.34% 0.33% 0.32% 0.32% 0.32% 0.32% 0.31% 0.31% 0.31% 0.32% 0.33% 0.33% 0.29% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 0.45% Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 PACW Banks $15-$25B

Asset Sensitive Balance Sheet Benefits From Rising Rates 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% Base Up 100 Up 200 Up 300 PacWest Bancorp IRR Model Results - % Change in NII - Year 1 Static Balance Sheet - September 30, 2016 Sudden Parallel Shocks PACW

Controlled Expenses

Source: SNL Financial using data as of 10/26/16 Efficiency Ratio Trend

(1) Source: SNL Financial Focus and Execution Drive Efficiency 43.9% 54.2% 57.2% 55.0% 54.0% 56.4% 60.7% 41.6% 38.5% 40.1% 2007 2008 2009 2010 2011 2012 2013 2014 2015 3Q16 Efficiency Ratio (1) $54 $56 $60 $57 $60 $70 $72 $147 $193 $196 2007 2008 2009 2010 2011 2012 2013 2014 2015 3Q16 Average Branch Size ($ - M)

Acquisitions

Acquisition Strategy In-Market Consolidation Market Expansion Asset Generation Capability Strong Core Deposit Base Sound Strategic Focus Key Drivers of Accretion Cost Savings Customer Retention Margin Improvement

Market Expansion Through Acquisitions



Seattle, WA
Minneapolis, MN
Boston, MA
Chicago, IL
New York, NY
San Francisco, CA
Menlo Park, CA
Campbell, CA
Denver, CO
Chevy Chase, MD
St. Louis, MO
Square 1
Durham, NC
Westlake Village, CA
FCAL
Los Angeles, CA
CapitalSource
San Diego, CA
Atlanta, GA
Austin, TX

2013 Acquired First California Financial Group, Inc. (FCAL)		**2014** Merged with CapitalSource Inc.	**2015** Acquired Square 1 Financial, Inc.
Assets added: $1.6 Billion		Assets added: $10.7 Billion	Assets added: $4.6 Billion

PacWest Bancorp

Third Quarter 2016 | PACW | p. 45

Strong Franchise Value

Attractive Footprint in Southern California

California Public Banks and Thrifts

As of September 30, 2016				
Rank	Company Name	Ticker		Assets ($000)
1	Wells Fargo & Company	WFC	$	1,942,124,000
2	First Republic Bank	FRC	$	67,993,547
3	SVB Financial Group	SIVB	$	43,274,037
4	East West Bancorp, Inc.	EWBC	$	33,255,275
5	PacWest Bancorp	PACW	$	21,315,291
6	Cathay General Bancorp	CATY	$	14,098,789
7	Hope Bancorp, Inc.	HOPE	$	13,507,564
8	Banc of California, Inc.	BANC	$	11,216,404
9	CVB Financial Corp.	CVBF	$	8,044,993
10	BofI Holding, Inc.	BOFI	$	7,855,043
11	Opus Bank	OPB	$	7,709,209
12	Farmers & Merchants Bank of Long Beach	FMBL	$	6,627,923
13	Westamerica Bancorporation	WABC	$	5,306,778
14	TriCo Bancshares	TCBK	$	4,467,131
15	Hanmi Financial Corporation	HAFC	$	4,402,180
16	Pacific Premier Bancorp, Inc.	PPBI	$	3,754,831
17	First Foundation, Inc.	FFWM	$	3,593,668
18	Mechanics Bank	MCHB	$	3,586,895
19	Community Bank	CYHT	$	3,537,426
20	Grandpoint Capital Inc.	GPNC	$	3,297,391
21	Preferred Bank	PFBC	$	3,110,424
22	CU Bancorp	CUNB	$	2,893,172
23	1867 Western Financial Corporation	WFCL	$	2,711,369
24	Farmers & Merchants Bancorp	FMCB	$	2,690,865
25	Heritage Commerce Corp	HTBK	$	2,527,962
26	Exchange Bank	EXSR	$	2,119,268
27	Bank of Marin Bancorp	BMRC	$	2,054,821
28	Heritage Oaks Bancorp	HEOP	$	1,988,307
29	Sierra Bancorp	BSRR	$	1,973,240
30	American Business Bank	AMBZ	$	1,814,902

Source: SNL Financial using data as of 11/09/2016

PacWest Bancorp

Third Quarter 2016 | PACW | p. 48

(1) $400 million stock repurchase program announced on October 18, 2016. Key Initiatives – 2016 Core systems upgrade conversion to FIS Square 1 Bank systems integration Active management of excess capital (1) Focus on credit portfolio risks in light of economic conditions Improved functionality for clients Increased core deposits and fee-based services Controlled operating expenses Sustained profitability and shareholder value

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. These non-GAAP financial measures are presented for supplemental informational purposes only for understanding the Company’s operating results and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies. The tables on the following slides present reconciliations of non-GAAP financial measurements to the GAAP financial measurements and certain key performance ratios. Non-GAAP Measurements

Tangible Common Equity Ratio/Tangible Book Value Per Share

($ in thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
PacWest Bancorp Consolidated:					
Stockholders' equity	$ 4,542,595	$ 4,513,304	$ 4,456,592	$ 4,397,691	$ 3,581,704
Less: Intangible assets	2,213,491	2,219,557	2,223,928	2,229,511	1,741,084
Tangible common equity	$ 2,329,104	$ 2,293,747	$ 2,232,664	$ 2,168,180	$ 1,840,620
Total assets	$ 21,315,291	$ 21,147,139	$ 21,031,009	$ 21,288,490	$ 16,814,105
Less: Intangible assets	2,213,491	2,219,557	2,223,928	2,229,511	1,741,084
Tangible assets	$ 19,101,800	$ 18,927,582	$ 18,807,081	$ 19,058,979	$ 15,073,021
Equity to assets ratio	21.31%	21.34%	21.19%	20.66%	21.30%
Tangible common equity ratio (1)	**12.19%**	**12.12%**	**11.87%**	**11.38%**	**12.21%**
Book value per share	$ 37.29	$ 37.05	$ 36.60	$ 36.22	$ 34.76
Tangible book value per share (2)	**$ 19.12**	**$ 18.83**	**$ 18.33**	**$ 17.86**	**$ 17.85**
Shares outstanding	121,817,524	121,819,849	121,771,252	121,413,727	103,053,694
Pacific Western Bank:					
Stockholders' equity	$ 4,416,623	$ 4,390,928	$ 4,331,841	$ 4,276,279	$ 3,466,817
Less: Intangible assets	2,213,491	2,219,557	2,223,928	2,229,511	1,741,084
Tangible common equity	$ 2,203,132	$ 2,171,371	$ 2,107,913	$ 2,046,768	$ 1,725,733
Total assets	$ 21,266,705	$ 21,084,950	$ 20,928,105	$ 21,180,689	$ 16,707,072
Less: Intangible assets	2,213,491	2,219,557	2,223,928	2,229,511	1,741,084
Tangible assets	$ 19,053,214	$ 18,865,393	$ 18,704,177	$ 18,951,178	$ 14,965,988
Equity to assets ratio	20.77%	20.82%	20.70%	20.19%	20.75%
Tangible common equity ratio (1)	**11.56%**	**11.51%**	**11.27%**	**10.80%**	**11.53%**

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

PacWest Bancorp

Third Quarter 2016 | PACW | p. 51

Core Net Interest Margin and Loan and Lease Yield September 30, 2016 June 30, 2016 March 31, 2016 December 31, 2015 September 30, 2015 Reported net interest margin (TE) 5.26% 5.33% 5.53% 5.22% 5.46% Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans (0.18)% (0.22)% (0.43)% (0.12)% (0.27)% Core net interest margin (TE) 5.08% 5.11% 5.10% 5.10% 5.19% September 30, 2016 June 30, 2016 March 31, 2016 December 31, 2015 September 30, 2015 Reported loan and lease yield 6.17% 6.24% 6.57% 6.21% 6.34% Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans (0.23)% (0.27)% (0.54)% (0.16)% (0.32)% Core loan and lease yield 5.94% 5.97% 6.03% 6.05% 6.02% Three Months Ended Three Months Ended

Net Interest Margin Excluding Purchase Accounting September 30, 2016 June 30, 2016 March 31, 2016 December 31, 2015 September 30, 2015 Reported net interest margin (TE) 5.26% 5.33% 5.53% 5.22% 5.46% Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans (0.18)% (0.22)% (0.43)% (0.12)% (0.27)% Core net interest margin (TE) 5.08% 5.11% 5.10% 5.10% 5.19% Less: Remaining accretion of Non-PCI loan acquisition discounts (0.13)% (0.14)% (0.19)% (0.24)% (0.21)% Amortization of TruPS discount 0.03% 0.03% 0.03% 0.03% 0.04% Accretion of time deposit premium 0.00% 0.00% (0.01)% (0.01)% (0.02)% Net interest margin (TE) - excluding purchase accounting 4.98% 5.00% 4.93% 4.88% 5.00% Three Months Ended